THIRD AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


         THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement") is made effective as of the 30th day of November, 1999, by and among ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Parent"), a Hawaii corporation, A&B-HAWAII, INC., a Hawaii corporation ("A&B-Hawaii") (the Parent and A&B-Hawaii are hereinafter referred to jointly and severally as the "Borrowers" and individually as a "Borrower"), FIRST HAWAIIAN BANK, BANK OF AMERICA, N.A., BANK OF HAWAII, and THE BANK OF NEW YORK (herein called, individually, a "Bank" and, collectively, the "Banks") as parties to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 1996, (the "Credit Agreement") and FIRST HAWAIIAN BANK, a Hawaii corporation, as agent for the Banks (the "Agent").

1.   BACKGROUND.
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     A.  All capitalized terms used herein shall have the meanings set forth in the Credit Agreement except as otherwise expressly provided herein.

     B. The Banks (other than The Bank of New York), Credit Lyonnais Los Angeles Branch and Union Bank of California extended a revolving credit facility with a term loan feature to the Borrowers pursuant to the terms and conditions of the Credit Agreement.

     C. The Banks, Credit Lyonnais Los Angeles Branch, Union Bank of California and the Borrowers entered into the First Amendment to the Credit Agreement, dated as of December 10 , 1997 (the "First Amendment"), pursuant to which The Bank of New York became a Bank under the Credit Agreement and pursuant to which Credit Lyonnais Los Angeles Branch ceased to have any Commitment under the Credit Agreement.

     D. The Banks, Union Bank of California and the Borrowers entered into the Second Amendment to the Credit Agreement, dated as of November 30 , 1998 (the "Second Amendment"), pursuant to which Union Bank of California ceased to have any Commitment under the Credit Agreement.

     E. The Banks respective Commitments under the Credit Agreement are set forth on Schedule I attached to the Second Amendment.

     F. The parties hereto have agreed to amend the Credit Agreement to (i) extend the Revolving Termination Date, (ii) revise interest rates applicable to Eurodollar Loans and to CD Loans, and (iii) provide for the merger of A&B-Hawaii into the Parent, each as set forth herein.

     G. The Banks are willing to so amend the Credit Agreement in accordance with the terms and conditions of this Agreement.

II.  AGREEMENTS.
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     In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     A.  Termination Date.  The definition of "Termination Date" in Subsection
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9.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "Termination Date": shall mean November 30, 2001, or the date to
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     which such date is extended from time to time as provided in Section
     1.1 B hereof."

     B.  Interest on Eurodollar Loans and to CD Loans.
         --------------------------------------------

         1. Subsection C. (ii) of Section1.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "For each Revolving Loan that is a Eurodollar Loan, the Interest Rate in respect of each Eurodollar Loan during its related Eurodollar Interest Period shall be the Eurodollar Rate for such Eurodollar Interest Period plus three-eighths of one percent (0.375%)."

         2. Subsection C. (iii) of Section1.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "For each Revolving Loan that is a CD Loan, the Interest Rate in respect of each CD Loan during its related CD Interest Period shall be the CD Rate for such CD Interest Period plus one-half of one percent (0.50%)."

     C.  Merger of A&B-Hawaii into the Parent.  Upon the merger of A&B-Hawaii
         ------------------------------------
into the Parent as evidenced by the delivery by the Parent to the Agent of articles of merger which have been filed with the Hawaii Department of Commerce and Consumer Affairs in accordance with Section 415-75 of the Hawaii Revised Statutes pursuant to which A&B-Hawaii merges into the Parent and the Parent is the surviving corporation:

         1. A&B-Hawaii shall cease to be a party to the Credit Agreement and all obligations of and with respect to A&B-Hawaii under the Credit Agreement shall terminate, including, without limitation, with respect to the delivery of financial statements of A&B-Hawaii.


         2. The obligations of A&B-Hawaii under the Notes shall terminate and the Notes shall constitute the obligation of the Parent to the respective Banks.

         3. References in the Credit Agreement and in the Notes to the Borrowers shall be deemed to be references to the Parent.

         4. Such merger shall not be deemed to be an event described in Subsection I of Section 8.1 of the Credit Agreement and said Subsection I shall be deemed deleted in its entirety.

     D.  Confirmation of Warranties and Covenants; No Event of Default.  All of
         -------------------------------------------------------------
the continuing warranties of the Borrowers contained in the Credit Agreement, are hereby confirmed and reaffirmed by the Borrowers as being true, valid and correct as of the date of this Agreement. The Borrowers represent and warrant that no Event of Default exists as of the date of this Agreement.

     E.  No Defenses.  The Borrowers acknowledge that the neither of them has
         -----------
any offsets, counterclaims, deductions, or defenses to payment or performance of its duties and obligations under the Credit Agreement.

     F.  Full Force and Effect.  The provisions of the Credit Agreement and of
         ---------------------
the Notes, as previously amended by the First Amendment and by the Second Amendment, are hereby amended to conform with this Agreement, and in the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the Notes, the First Amendment or the Second Amendment, the provisions of this Agreement shall control; but in all other respects, the provisions of the Credit Agreement and the Notes, as previously amended by the First Amendment and by the Second Amendment, shall continue in full force and effect.

     G.  Rights of the Banks.  This Agreement is made on the express condition
         -------------------
that nothing contained herein shall in any way be construed as affecting, impairing, or waiving any rights of the Banks under the Credit Agreement.

     H.  Bind and Inure.  This Agreement shall be binding upon and inure to the
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benefit of the Banks, the Borrowers and their respective successors and assigns.

     I.  Applicable Law; Severability.  This Agreement shall be governed by and
         ----------------------------
interpreted in accordance with the laws of the State of California. If any provision of this Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions shall remain unaffected.

     J.  Paragraph Headings.  The headings of paragraphs in this Agreement are
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inserted only for convenience and shall in no way define, describe, or limit the scope or intent of any provision of this Agreement.

     K.  Counterparts and Facsimile Signatures.  The parties to this Agreement
         -------------------------------------
agree that this Agreement may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. For all purposes, including, without limitation, recordation and delivery of this Agreement, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document. The submission of a signature page transmitted by facsimile telecopy (or similar electronic transmission facility) shall be fully binding and in full effect for all purposes under this Agreement. In such event, original signature pages shall be delivered within a reasonable time and substituted for the facsimile signature pages in the counterpart copies upon receipt.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALEXANDER & BALDWIN, INC.                  FIRST HAWAIIAN BANK

By /s/ Thomas A. Wellman                   By /s/ Adolph F. Chang
   --------------------------------           ---------------------------
   Its Controller & Asst. Treasurer           Its Vice President

By /s/ John B. Kelley                                As a "Bank" and as "Agent"
   --------------------------------
   Its Vice President
                                           BANK OF AMERICA, N.A.

                                           By /s/ Charles McDonnell
                                              ---------------------------
A&B-HAWAII, INC.                              Its Principal

By /s/ Thomas A. Wellman                          As a "Bank" and as "Co-Agent"
   --------------------------------
   Its VP, Controller & Asst. Treasurer
                                           BANK OF HAWAII
By /s/ John B. Kelley
   --------------------------------        By /s/ Scott R. Nahme
   Its Vice President                         ---------------------------
                                              Its Vice President
                          "Borrowers"                               As a "Bank"

                                           THE BANK OF NEW YORK

                                           By /s/ Jennifer S. Ellerman
                                              ---------------------------
                                              Its Vice President
                                                                    As a "Bank"